FOR IMMEDIATE RELEASE
August 10, 2005

For further information contact:
Craig Montanaro
Senior Vice President,
Director of Strategic Planning
Kearny Financial Corp.
(973) 244-4510



                             KEARNY FINANCIAL CORP.
                  REPORTS FOURTH QUARTER 2005 OPERATING RESULTS

Fairfield,  New Jersey,  August 10, 2005 - Kearny  Financial Corp.  (Nasdaq NMS:
KRNY) (the "Company"), the holding company of Kearny Federal Savings Bank (the "Bank"), today reported net income for the quarter ended June 30, 2005 of $8.1 million compared with $3.7 million for the quarter ended June 30, 2004. Net income for the fiscal year ended June 30, 2005 was $18.9 million, an increase of 46.5%, from $12.9 million for the fiscal year ended June 30, 2004.

The Company completed its initial public offering during the quarter ended March 31, 2005. A total of 21,821,250 shares, representing 30% of the outstanding common stock, were sold to eligible subscribers, including 1,745,700 shares issued to the Kearny Federal Savings Bank Employee Stock Ownership Plan. The remaining 70% of the Company continues to be held by Kearny MHC, the mutual holding company parent of the Company. Net proceeds of the offering were $214.6 million. Shares of the Company began trading on the Nasdaq National Market under the symbol "KRNY" on February 24, 2005.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and twenty-five retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean counties, New Jersey. At June 30, 2005, Kearny Financial Corp. had total assets, deposits and stockholders' equity of $2.11 billion, $1.53 billion and $505.5 million, respectively.

The following is a financial overview for the quarter:

Net Interest Income
-------------------

Net interest income for the quarter ended June 30, 2005 was $13.2 million. This compares to $12.4 million for the same quarter in 2004 and $13.3 million reported for the quarter ended March 31, 2005. The net interest margin of 2.72% for this quarter increased from 2.69% for the quarter ended March 31, 2005. The net interest spread of 2.25% for this quarter compares to 2.50% for the quarter ended March 31, 2005. Despite the decrease in net interest spread, net interest income remained relatively stable compared to the quarter ended March 31, 2005, due to an increase in the ratio of average interest-earning assets to average interest-bearing liabilities, improving to 127.66% for the quarter ended June 30, 2005, compared to 112.32% for the quarter ended March 31, 2005. The Company attributes the increase in the ratio to the proceeds from the initial public offering, which it began to deploy in the latest quarter.

Non-interest Income
-------------------

Non-interest income attributed to fees, service charges and miscellaneous income decreased $19,000, or 3.9%, to $473,000 for the quarter ended June 30, 2005, compared to $492,000 for the quarter ended March 31, 2005. The decrease was due primarily to non-recurring loan fee income reported in the quarter ended March 31, 2005, partially offset by higher fee income from the Bank's retail branch network in the quarter ended June 30, 2005. Non-interest income from gains on the sale of securities was $7.6 million for the quarter as the result of the sale of 120,000 shares of Freddie Mac common stock. Concern about the future of government sponsored enterprises, triggered the sale of approximately 48% of the Company's Freddie Mac common stock investment, which were held in the Company's available for sale portfolio.

Non-interest Expenses
---------------------

Non-interest expenses for the quarter ended June 30, 2005 were $9.5 million, up $684,000 as compared to the quarter ended March 31, 2005. The increase is attributed to higher salaries and employee benefits, advertising and miscellaneous expenses, partially offset by lower office occupancy and equipment expense. The increase in salaries and employee benefits, which represented 68.1% or $466,000 of the increase in non-interest expenses, resulted from employee stock ownership plan ("ESOP") compensation expense, partially offset by lower expenses for other components of this category. The ESOP plan was put into place following the initial public offering completed in February 2005.

Loans and Asset Quality
-----------------------

Loans receivable, net of deferred fees and the allowance for loan losses, increased $41.9 million, or 8.1% to $558.0 million at June 30, 2005, from $516.1 million at March 31, 2005. The increase came primarily in one-to-four family mortgage loans, particularly first mortgages and home equity loans, and in non-residential mortgage loans and construction loans, offset by decreases in home equity lines of credit and commercial business loans.

The provision for loan losses was $61,000 for the quarter ended June 30, 2005. Total loans increased to $562.6 million at June 30, 2005 from $520.7 million at March 31, 2005. Non-performing loans were $1.9 million, or 0.34% of total loans at June 30, 2005, as compared to $2.4 million, or 0.47% of total loans at March 31, 2005. The allowance for loan losses as a percentage of total loans outstanding was 0.96% at June 30, 2005 and 1.04% at March 31, 2005, reflecting allowance balances of $5.4 million and $5.4 million, respectively.

Securities
----------

Mortgage-backed securities held to maturity increased by $30.5 million, or 4.2%, to $758.1 million at June 30, 2005, from $727.6 million at March 31, 2005. The increase resulted from the deployment of cash and cash equivalents.

Investment securities held to maturity increased $19.8 million, or 4.4%, to $470.1 million at June 30, 2005, from $450.3 million at March 31, 2005. The increase came primarily in the tax-exempt category, reflecting the purchase of bank-qualified municipal bonds, and resulted from the deployment of cash and cash equivalents.

The carrying value of securities available for sale decreased to $33.6 million at June 30, 2005, from $40.7 million at March 31, 2005, due primarily to the sale of Freddie Mac common stock.

Deposits
--------

Deposits increased $77.8 million, or 5.4%, to $1.53 billion at June 30, 2005, from $1.45 billion at March 31, 2005. The Company reacted to competitive pressures in the market place by raising short-term interest rates during the quarter, which attracted new deposits. For the quarter ended March 31, 2005, excluding the effect of withdrawals to fund purchases of the Company's common stock, deposits remained nearly flat after recording a decrease of $18.1 million during the quarter ended December 31, 2004.

FHLB Advances
-------------

Federal Home Loan Bank (the "FHLB") advances decreased to $61.7 million at June 30, 2005, from $81.8 million at March 31, 2005 primarily resulting from maturing advances that were not renewed. Short-term advances borrowed earlier in the year to fund commitments to purchase securities were no longer needed following the initial public offering completed in February 2005.

Capital Management
------------------

During the quarter ended June 30, 2005, stockholders' equity increased $4.0 million to $505.5 million from $501.5 million at March 31, 2005. The increase is attributed to net income recorded during the quarter plus the release of unearned ESOP shares offset by a decrease in accumulated other comprehensive income. The decrease in accumulated other comprehensive income resulted from a reduction in the carrying value, net of taxes, of the Company's available for sale portfolio due to the sale of Freddie Mac common stock.

The ratio of tangible equity to assets was 20.65% at June 30, 2005. The Tier 1 capital ratio was 58.06%, far in excess of the 6.00% level required to be considered "well-capitalized" under regulatory guidelines.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

                                                        June 30,         March 31,
                                                          2005              2005
                                                          ----              ----
Balance Sheet Data:
Assets                                              $    2,107,005   $     2,045,995
Loans receivable, net                                      558,018           516,109
Mortgage-backed securities held to maturity                758,121           727,628
Securities available for sale                               33,591            40,680
Investment securities held to maturity                     470,098           450,270
Cash and cash equivalents                                  139,865           164,592
Goodwill                                                    82,263            82,263
Deposits                                                 1,528,777         1,451,024
Federal Home Loan Bank advances                             61,687            81,826
Total stockholders' equity                                 505,482           501,466


                                                               For the Three Months Ended
                                                       -------------------------------------------
                                                        June 30,         March 31,        June 30,
                                                          2005              2005           2004
                                                          ----              ----           ----
Summary of Operations:
Interest income                                     $       21,626   $        21,078   $   19,554
Interest expense                                             8,383             7,764        7,147
                                                       ------------     -------------     --------
Net interest income                                         13,243            13,314       12,407
Provision for loan losses                                       61             (110)            0
                                                       ------------     -------------     --------
Net interest income after provision for loan losses         13,182            13,424       12,407
Non-interest income                                            473               492          364
Non-interest income from gain on sale of available
  for sale securities                                        7,634                 0            0
Non-interest expenses                                        9,495             8,811        7,326
                                                       ------------     -------------     --------
Income before taxes                                         11,794             5,105        5,445
Provision for income taxes                                   3,710             1,279        1,786
                                                       ------------     -------------     --------
Net income                                          $        8,084   $         3,826   $    3,659
                                                       ============     =============     ========

Per Share Data:
Net income per share - basic                                 $0.11             $0.05      $365.90
Net income per share - diluted                               $0.11             $0.05      $365.90
Weighted average number of common shares
  outstanding - basic                                   71,016,446        70,991,935       10,000
Weighted average number of common shares
  outstanding - diluted                                 71,016,446        70,991,935       10,000


                                                              For the Year Ended
                                                         ------------------------------
                                                           June 30,         June 30,
                                                             2005             2004
                                                             ----             ----
Summary of Operations:
Interest income                                       $        82,443  $        78,654
Interest expense                                               30,424           32,100
                                                         -------------    -------------
Net interest income                                            52,019           46,554
Provision for loans losses                                         68                0
                                                         -------------    -------------
Net interest income after provision for loan losses            51,951           46,554
Non-interest income                                             1,798            1,560
Non-interest income from gain on sale of available
  for sale securities                                           7,705                0
Merger related expenses                                             0              592
Non-interest expenses, excluding merger related
  expenses                                                     34,862           28,880
                                                         -------------    -------------
Income before taxes                                            26,592           18,642
Provisions for income taxes                                     7,694            5,745
                                                         -------------    -------------
Net income                                            $        18,898  $        12,897
                                                         =============    =============

Per Share Data:
Net income per share - basic                                    $0.27        $1,289.70
Net income per share - diluted                                  $0.27        $1,289.70
Weighted average number of common shares
  outstanding - basic                                      70,997,978           10,000
Weighted average number of common shares
  outstanding - diluted                                    70,997,978           10,000

                                                              For the Year Ended
                                                         ------------------------------
                                                           June 30,          June 30,
                                                             2005              2004
                                                             ----              ----
Performance Ratios:
Return on average assets                                        0.94%            0.67%
Return on average equity                                        5.40%            4.52%
Net interest rate spread (1)                                    2.52%            2.37%
Net interest margin (2)                                         2.79%            2.59%
Average interest-earning assets to average
  interest-bearing liabilities                                116.93%          112.46%
Efficiency ratio (net of gain on sale of available
  for sale securities)                                         64.78%           61.25%
Non-interest expenses to average assets                         1.73%            1.52%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.

(2)  Net interest income divided by average interest-earning assets.


                                                          For the Year Ended
                                                      ----------------------------
                                                         June 30,         June 30,
                                                           2005             2004
                                                           ----             ----
Asset Quality Ratios:
Non-performing loans to total loans                        0.34%            0.46%
Non-performing assets to total assets                      0.10%            0.13%
Net charge-offs to average loans outstanding               0.00%            0.01%
Allowance for loan losses to total loans                   0.96%            1.01%
Allowance for loan losses to non-performing loans        281.79%          220.96%

                                                          For the Year Ended
                                                      ----------------------------
                                                         June 30,         June 30,
                                                           2005             2004
                                                           ----             ----
Capital Ratios:
Average equity to average assets                          17.36%           14.73%
Equity to assets at period end                            23.99%           15.16%
Tangible equity to tangible assets at period end          20.65%           11.29%


                                                      For the Three Months Ended            For the Year Ended
                                                      ----------------------------      ---------------------------
                                                       June 30,         June 30,         June 30,        June 30,
                                                         2005             2004             2005            2004
                                                         ----             ----             ----            ----
Average Balances:
Loans receivable, net                              $     537,397    $     503,499    $     517,746   $     499,510
Mortgage-backed securities held to maturity              763,223          760,503          740,417         713,422
Investment securities held to maturity and
  securities available for sale                          502,697          471,457          490,253         425,338
Other interest-earning assets                            141,119           45,635          114,916         156,270
                                                      -----------      -----------      -----------     -----------
        Total interest earning assets                  1,944,436        1,781,094        1,863,332       1,794,540
Non-interest-earning assets                              151,714          145,409          151,055         144,698
                                                      -----------      -----------      -----------     -----------
        Total assets                               $   2,096,150    $   1,926,503    $   2,014,387   $   1,939,238
                                                      ===========      ===========      ===========     ===========

Deposits                                           $   1,456,742    $   1,498,123    $   1,512,541   $   1,521,428
FHLB advances                                             66,346           75,550           80,990          74,340
                                                      -----------      -----------      -----------     -----------
        Total interest-bearing liabilities             1,523,088        1,573,673        1,593,531       1,595,768
Non-interest-bearing liabilities                          71,130           61,008           71,119          57,846
Stockholders' equity                                     501,932          291,822          349,737         285,624
                                                      -----------      -----------      -----------     -----------
        Total liabilities and stockholders' equity $   2,096,150    $   1,926,503    $   2,014,387   $   1,939,238
                                                      ===========      ===========      ===========     ===========

                                                      For the Three Months Ended            For the Year Ended
                                                      ----------------------------      ---------------------------
                                                         June 30,         June 30,         June 30,        June 30,
                                                           2005             2004             2005            2004
                                                           ----             ----             ----            ----
Spread and Margin Analysis:
Average yield on:
  Loans receivable, net                                    5.71%            5.42%            5.66%           5.79%
  Mortgage-backed securities held to maturity              4.54%            4.64%            4.59%           4.76%
  Investment securities held to maturity and
    securities available for sale                          3.44%            3.19%            3.37%           3.39%
  Other interest-earning assets                            2.76%            1.27%            2.30%           0.85%
Average cost of:
  Deposits                                                 2.06%            1.66%            1.75%           1.85%
  FHLB advances                                            5.34%            4.92%            4.80%           5.40%
Net interest rate spread                                   2.25%            2.57%            2.52%           2.37%
Net interest margin                                        2.72%            2.79%            2.79%           2.59%
Average interest-earning assets to average
  interest-bearing liabilities                           127.66%          113.18%          116.93%         112.46%
